Exhibit 10.1

-CONFIDENTIAL-

Execution Copy

LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

by and between

LUNG BIOTECHNOLOGY PBC

and

COLLPLANT LTD.

Dated as of October 19, 2018

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

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[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Table Of Contents

(CONTINUED)

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[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Table Of Contents

(CONTINUED)

SCHEDULES

Schedule 1	Specifications
Schedule 2	Scope of Work; SOW
Schedule 3	CollPlant Know-How
Schedule 4	CollPlant Patents
Schedule 5	BioInk Terms of Procurement

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[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

LICENSE, DEVELOPMENT AND COMMERCIALIZATION
AGREEMENT

This License, Development and Commercialization Agreement (this “Agreement”) is dated as of October 19, 2018 (the “Execution Date”), by and between CollPlant Ltd. (“CollPlant”), a company organized and existing under the laws of Israel and having its principal place of business at 3 Sapir Street, Weizmann Science Park, P.O.B. 4132, Ness-Ziona 74140, Israel, and Lung Biotechnology PBC (“LB”), a public benefit corporation and wholly-owned subsidiary of United Therapeutics Corporation, a company organized and existing under the laws of the State of Delaware, U.S.A., and having its principal place of business at 1040 Spring Street, Silver Spring, Maryland 20910, U.S.A. (each of CollPlant and LB individually referred to as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, CollPlant is a regenerative medicine company focused, inter alia, on 3-dimensional bioprinting of tissues and organs and controls rights in plant-based recombinant technology for production of recombinant human collagen and biological inks made from such collagen (as further defined below, the “CollPlant Technology”); and

WHEREAS, LB is a biotechnology company with expertise in development of engineered organs and organ substitutes; and

WHEREAS, the Parties desire to collaborate in the manufacture of CollPlant’s Collagen and BioInk for use in the development and commercialization of the Product in the Field in the Territory (each as defined below), and CollPlant wishes to grant LB certain rights in respect of the CollPlant Technology for use in connection with the Product in the Field for these purposes.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of CollPlant and LB agrees to the foregoing and as follows:

ARTICLE 1
DEFINITIONS

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person; the term “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) meaning, for purposes of this definition, (i) owning directly or indirectly fifty percent (50%) or more of the outstanding voting securities, capital stock or other comparable equity or ownership interest of such Person having the power to vote on or direct the affairs of such Person, as applicable (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction), or (ii) possessing, directly or indirectly, the power to direct or cause the direction of the policies and management of such Person, as applicable, whether by the ownership of stock, by contract or otherwise.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

“BioInk” means CollPlant’s and its Affiliates’ proprietary biological ink based on CollPlant’s Collagen, including as detailed in Schedule 1, and any BioInk Improvements Controlled by CollPlant or any of its Affiliates as of the Effective Date or during the Term. For the avoidance of doubt, the term “BioInk” refers to the native and methacrylated versions of CollPlant’s Collagen produced by CollPlant and its Affiliates. It does not necessarily refer to the final biological ink material used by LB to manufacture Products, which may include further components and/or refinements.

“BioInk Improvements” means any improved, modified or enhanced versions of BioInk, whether or not patentable or copyrightable, and all patent rights and other intellectual property rights in any of the foregoing, in each case that (a) are conceived, created or reduced to practice by any employee or contractor of a Party or its Affiliates (or, in the case of CollPlant, its licensees), or by employees or contractors of both Parties and their Affiliates, during the Term and (b) are Covered by a Valid Claim of a CollPlant Patent or are maintained as trade secrets or confidential information. Notwithstanding anything to the contrary in this Agreement, BioInk Improvements exclude (i) the Product and its manufacture and use, all components thereof (including any printed scaffolds and any components and/or refinements added to the final biological ink used by LB to manufacture the Product), all designs and specifications therefor, all processes, methods and Information related thereto, and all improvements, modifications and enhancements thereto, whether or not patentable or copyrightable, and all patent rights and other intellectual property rights in any of the foregoing, and (ii) any subject matter conceived, created or reduced to practice by any employee or contractor of LB or its Affiliates that is not Covered by a Valid Claim of a CollPlant Patent.

“Business Day” means any day other than a day on which the commercial banks in Tel Aviv, Israel or New York, New York are authorized or required to be closed.

“Calendar Quarter” means each successive period of three (3) calendar months commencing on January 1, April 1, July 1 and October 1, except that the first Calendar Quarter of the Term shall commence on the Effective Date and end on the day immediately prior to the first to occur of January 1, April 1, July 1 or October 1 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term.

“Collagen Improvements” means any and all improvements, modifications or enhancements to CollPlant’s Collagen manufacture (including extraction and purification processes), whether or not patentable or copyrightable, and all patent rights and other intellectual property rights in any of the foregoing, in each case that (a) are conceived, created or reduced to practice by any employee or contractor of a Party or its Affiliate (or, in the case of CollPlant, its licensees), or by employees or contractors of both Parties and their Affiliates, during the Term and (b) are Covered by a Valid Claim of a CollPlant Patent or are maintained as trade secrets or confidential information. Notwithstanding anything to the contrary in this Agreement, Collagen Improvements exclude (i) the Product and its manufacture and use, all components thereof, all designs and specifications therefor, all processes, methods and Information related thereto, and all improvements, modifications and enhancements thereto, whether or not patentable or copyrightable, and all patent rights and other intellectual property rights in any of the foregoing, and (ii) any subject matter conceived, created or reduced to practice by any employee or contractor of LB or its Affiliates that is not Covered by a Valid Claim of a CollPlant Patent.

-2- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

“CollPlant Know-How” means all Information Controlled by CollPlant or any of its Affiliates prior to or on the Effective Date, including as described in Schedule 3, or at any time during the Term, and relating to the production and use of CollPlant’s Collagen and BioInk, that is reasonably necessary or useful for, or otherwise related to, the research, development, manufacture, use, sale, importation or other exploitation of the Product in the Field, including any CollPlant Improvements, Collagen Improvements and BioInk Improvements Controlled by CollPlant or any of its Affiliates, but excluding any information to the extent Covered or claimed by published CollPlant Patents or Joint Patents.

“CollPlant Patents” means: (a) the Patents listed in Schedule 4; and (b) all Patents Controlled by CollPlant or any of its Affiliates (including all continuations, continuations in part, continued prosecution and divisions thereof, reissues, renewals, extensions, substitutions, reexaminations, supplementary protection certificates, pediatric exclusivity periods and the like, of any such Patents, and foreign equivalents thereof), issued or filed before, on or after the Effective Date, that Cover or claim CollPlant’s Collagen, Collagen Improvements or BioInk, components thereof, the use, production or other exploitation of CollPlant’s Collagen or BioInk, or articles comprising CollPlant’s Collagen, Collagen Improvements or BioInk, or that otherwise Cover or claim any Product. The CollPlant Patents include Patents that Cover or claim CollPlant Improvements but do not include Joint Patents.

“CollPlant Technology” means the CollPlant Know-How and the CollPlant Patents.

“CollPlant’s Collagen” means CollPlant’s and its Affiliates’ proprietary type I recombinant human collagen (rhCollagen) produced in genetically engineered tobacco plants, including any improved, modified or enhanced versions thereof Controlled by CollPlant or any of its Affiliates as of the Effective Date or during the Term.

“Compulsory License” means a license granted to a Third Party to make and sell a Covered Product in any country in the Territory, wherein LB or its Affiliate was required by a regulatory authority to grant such license to such Third Party.

“Confidential Information” of a Party means (i) any and all Information of such Party or its Affiliates that is disclosed by such Party or its Affiliates to the other Party or its Affiliates under this Agreement, or (ii) any Information that is expressly designated as Confidential Information of such Party under this Agreement, in each case whether in oral, written, graphic or electronic form.

“Control” or “Controlled” means with respect to any (a) material or item of Information or (b) intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access and/or a license as provided in this Agreement under such material, item or right without violating the terms of any agreement or other arrangement with any Third Party existing as of the date of such grant.

“Cover” means, with respect to a Patent and any particular subject matter, that such Patent includes one or more Valid Claims that would, but for ownership of or a license granted under such Patent, be infringed by the manufacture, use, offer for sale, sale or importation of the applicable subject matter in the country in which such Patent is issued.

-3- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

“Covered Product” means any Product the manufacture, use or sale of which is Covered by a Valid Claim of a CollPlant Patent in the country in which such Product is sold.

“Effective Date” has the meaning set forth in Section 14.19.

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“Field” means the manufacturing, sale and use of organs using 3-dimensional bioprinting processes.

“First Commercial Sale” means with respect to any Covered Product in any country within the Territory, the first commercial sale of the Covered Product in such country after the applicable Marketing Approval of the Covered Product in that country or territory has been obtained; provided that the use of a Covered Product for testing purposes and/or a sale or other transfer for clinical trial, experimental, promotional, compassionate, named patient use, expanded access, patient assistance or test market purposes or for any other similar non-commercial purposes shall not be considered a sale for the purposes of this definition; and any sale of a Covered Product by LB or a Sublicensee to an Affiliate for resale shall not be deemed a First Commercial Sale.

“Information” means any non-public data, results, technology, business or financial information or information of any type whatsoever, in any tangible or intangible form, including trade secrets, practices, techniques, methods, processes, protocols, inventions, discoveries, developments, specifications, formulations, formulae, drawings, illustrations or other artwork, software, algorithms, marketing reports, expertise, experimentation or test data (including pharmacological, biological, chemical, biochemical, clinical test data and data resulting from non-clinical studies), chemistry, manufacturing and controls information, stability data and other study data and procedures, and other know-how, whether or not patentable or copyrightable.

“IIA” means the Israel Innovation Authority (formerly the Office of the Chief Scientist at the Israeli Ministry of Economy).

“Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign, including any of the IIA’s regulations, rules or guidelines.

“LB Know-How” means all Information that (a) is necessary or useful for the research, development, manufacture, use, sale, importation or other exploitation of the Product in the Field, and (b) is Controlled by LB or any of its Affiliates during the Term.

“LB Patents” means any Patents that (a) Cover or claim the Product, or the manufacture or use of the Product in the Field, and (b) are Controlled by LB or any of its Affiliates during the Term.

“LB Technology” means the LB Know-How and LB Patents.

-4- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

“Marketing Approval” means, with respect to a Covered Product for a particular country, the grant of a regulatory approval that is required in such country from the competent regulatory authority to market and sell such Covered Product in such country.

“Option Product” means any of the following engineered organs or organ substitutes, or portions thereof: [***].

“Patents” means: (a) national, regional and international pending patent applications, issued patents, utility models and designs, including provisional applications; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; (c) any other patent application claiming priority to any of the foregoing anywhere in the world; (d) extension, renewal or restoration of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof; (e) equivalents in any country or jurisdiction and any similar rights, including pipeline protection, or any importation, or introduction patent to any such foregoing patent applications; and (f ) patents and any and all patents that have issued or in future issue from the foregoing patent applications.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity or any governmental authority or regulatory authority.

“Product” means engineered lungs or lung substitutes, or portions thereof. Upon exercise by LB of the Option, the term “Product” shall automatically be deemed to include the relevant Option Product(s).

“Royalty Term” means, with respect to each Covered Product, on a country-by-country basis in the Territory, the period commencing on the First Commercial Sale of such Covered Product in a country and continuing until the latest of: (a) the expiration, invalidation or abandonment date of the last CollPlant Patent that includes a Valid Claim that Covers such Covered Product in such country; and (b) twelve (12) years from the First Commercial Sale of such Covered Product in such country. For purposes of this definition, LB’s milestone payments obligations under Section 7.4 and LB’s royalty obligations under Section 7.5, and without limiting the definition of Covered Product, “Covered Product” shall be deemed to include: (i) a Product that, at the time of its First Commercial Sale in a country is a Covered Product in such country but with respect to which the subsequent expiration, invalidation or abandonment of the applicable CollPlant Patents that include Valid Claims that Covered such Product in such country has caused such Product to cease to be a Covered Product; and (ii) a Product that, at the time of its First Commercial Sale in a country is not a Covered Product but wherein the development of such Product, as conducted by LB in such country of sale was (or, with respect to a country of sale other than the country of such development, if such development had been conducted in such manner in such country of sale would have been) Covered by a Valid Claim of a CollPlant Patent in effect at the time of such development.

-5- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

“Sublicense” means any sublicense granted by LB or its Affiliate to any Third Party (or by a Sublicensee to a further Sublicensee) to develop, manufacture, market and/or sell Products, and/or any other sublicenses granted by LB or its Affiliate to a Third Party, in each case under the License. For clarity, “Sublicense” excludes the engagement of Third Party distributors who do not pay LB or its Affiliates or Sublicensees any consideration on account of such engagement other than the purchase price of the Products sold by the LB or its Affiliate or Sublicensee to such Third Party.

“Sublicensee” means any Person to which a Sublicense is validly granted pursuant to Section 2.1(b), or an Affiliate of such Person.

“Territory” means throughout the universe.

“Third Party” means any Person other than CollPlant or LB or an Affiliate of either of them.

“Third Party Technology” means any Patents, Information or other intellectual property owned or controlled by a Third Party but not owned or Controlled by a Party or its Affiliates.

“US Facility” means LB’s or its contract manufacturer’s facility, suite or line as further detailed in Article 3 below, located in the United States.

“US Facility Design” means the design of the US Facility.

“US Facility Design Completion” means the completion of design of the US Facility that is a “Detailed Design”, including construction drawings, as confirmed in writing by LB to CollPlant.

“Valid Claim” means a claim of an issued and unexpired Patent whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal.

ARTICLE 2

LICENSE

2.1. License to LB.

(a) Exclusive License. CollPlant hereby grants to LB and its Affiliates an exclusive, perpetual, royalty-bearing (as set forth in Section 7.5), transferable (pursuant to Section 14.5) license, with the right to grant Sublicenses (pursuant to Section 2.1(b)), under and to the CollPlant Technology, to develop, have developed, make, have made, use, commercialize, sell, offer for sale, import and otherwise exploit Products in the Field in the Territory (the “License”). For the avoidance of doubt, and without limiting the foregoing, the License includes the rights to scale-up the manufacture of CollPlant’s Collagen and use and develop BioInk in any manner that could be useful for the production of the Product in the Field, including combinations with other substances.

-6- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(b) Sublicense Rights. LB may grant Sublicenses under the License without the approval of CollPlant, subject to the following terms:

(i) No grant of a Sublicense shall affect the obligations and liabilities of LB under this Agreement.

(ii) Any grant of a Sublicense that includes the right to manufacture CollPlant’s Collagen or BioInk outside the United States will be subject to CollPlant’s prior written consent, which consent shall not be unreasonably delayed, conditioned or withheld.

(iii) In the case of any act or omission by any Sublicensee that would have constituted a material breach of this Agreement by LB entitling CollPlant to terminate this Agreement in accordance with Section 12.3 had it been the act or omission of LB hereunder, (x) LB will take reasonable steps to cause such material breach to be cured (if curable) in a timely manner or (y) if such material breach cannot be cured in a timely manner, LB will notify CollPlant of such material breach promptly after LB becomes aware of the relevant act or omission of the Sublicensee and understands both that such act or omission constitutes a material breach and that such material breach is not curable, and the Parties will discuss in good faith the appropriate measures to be taken, which may include termination of the Sublicense.

(c) Technology Access.

(i) Promptly following the Effective Date and thereafter until the approval of the SOW by the Parties pursuant to Section 3.2, CollPlant shall cooperate in good faith with LB to provide LB access to and reasonable assistance with all CollPlant Know-How and materials as may be reasonably necessary or useful for LB to perform activities pursuant to Section 3.5, including but not limited to providing LB access to seeds for use in growing genetically engineered tobacco plants for biomass production.

(ii) In addition to the cooperation, access and assistance to be provided to LB pursuant to Section 2.1(c)(i), promptly following the approval of the SOW by the Parties pursuant to Section 3.2 and each exercise by LB of the Option, as applicable (but in each case not later than thirty (30) days thereafter), and from time to time thereafter during the Term, CollPlant shall cooperate in good faith with LB to provide LB access to and reasonable assistance with all CollPlant Know-How as may be reasonably necessary or useful for LB to practice the License, exercise its rights and perform its obligations under this Agreement.

(iii) The cooperation contemplated under this Section 2.1(c) may include site-visits, conference calls and other reasonable access to CollPlant personnel, information exchanges and such other support as is reasonably requested by LB for such purpose.

(d) Regulatory Cooperation. Each Party will cooperate in good faith with the other Party to provide any Information that is required to enable the other Party’s compliance with Law in relation to this Agreement and the activities contemplated hereunder. Without limiting the foregoing, to the extent required by Law, upon the request of either Party, the Parties will enter into one or more agreements in a form reasonably acceptable to both Parties to cover the exchange of safety data or to meet reporting requirements with any applicable regulatory authority.

-7- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(e) Retained Rights. CollPlant retains all rights to the CollPlant Technology outside the Field, including all rights to develop, register, manufacture, use, sell, offer for sale, import, export, distribute and otherwise commercialize the CollPlant Technology outside the scope of the License. In addition, CollPlant retains the right to perform its obligations under this Agreement in a manner consistent with this Agreement, including under the SOW and any Development Plan.

2.2. Negative Covenant. LB shall not, and will not authorize any of its Sublicensees to, use or practice any CollPlant Technology outside the scope of the License (other than such use or practice as would be otherwise permitted by applicable safe harbors under Law).

2.3. No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party will be deemed by estoppel or implication to have granted the other Party any license or other right to any intellectual property of such Party.

2.4. Option Products.

(a) Grant of Option; Procedure. CollPlant hereby grants to LB and its Affiliates an option to extend the License to include one or more of the Option Products as Products thereunder (the “Option”). The Option may be exercised during the period of two (2) years commencing on the Effective Date, and will thereafter expire (the “Option Period”). During the Option Period, upon LB’s request, CollPlant will provide LB a copy of all Information (other than Information of Third Parties that is not Controlled by CollPlant), regarding the use of the CollPlant Technology for the applicable Option Product(s) reasonably required for LB to make a determination of whether to exercise the Option. LB and its Affiliates may exercise the Option at any time during the Option Period, by providing CollPlant with a written notice of exercise, notifying CollPlant of LB’s or its Affiliate’s decision to exercise the Option and the Option Product(s) subject to the exercise (each, a “Notice of Exercise”), and payment to CollPlant of the applicable Option Payment pursuant to Section 7.3. In the event that LB exercises its Option to one or more Option Products during the Option Period, LB’s Option will remain in effect with respect to any non-exercised Option Products, and LB may subsequently exercise its Option during the Option Period with respect to one or more remaining Option Products in one or more subsequent exercises of its Option, which exercises shall be made in accordance with the procedure set forth above.

(b) Extension of the License. Upon the exercise of the Option, the License will automatically extend to include the applicable Option Product(s) as Products thereunder.

(c) Right of First Refusal.

(i) CollPlant hereby grants to LB and its Affiliates a right of first refusal to receive an exclusive license, under the CollPlant Technology, to any one or more of the Option Products (the “ROFR”). The ROFR will enter into effect upon expiration of the Option Period, shall remain effective for a period of one (1) year thereafter (the “ROFR Period”), and shall expire upon the lapse of the ROFR Period.

-8- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(ii) In the event that, during the ROFR Period, CollPlant receives a written offer or proposal from a Third Party for the grant of a license by CollPlant under any of the CollPlant Technology for any development, manufacture, use, commercialization, sale, offer for sale, import or other exploitation of an Option Product with respect to which the Option has not been exercised during the Option Period (an “Offer”), the following will apply:

(A) CollPlant shall inform LB in writing of the receipt of the Offer, and will provide to LB the commercial, financial and other material terms of such Offer, but not the identity of the offeree, together with a copy of all Information (other than Information of Third Parties that is not Controlled by CollPlant), regarding the use of the CollPlant Technology for the applicable Option Product(s) reasonably required for LB to make a determination of whether to provide a Matching Proposal (“CollPlant’s Notice”). LB shall be entitled to present CollPlant with a substantially identical (other than any obligations thereunder that are substantially unique to the applicable Third Party and not reasonably capable of discharge by LB) or more favorable proposal (a “Matching Proposal”) within fourteen (14) days following delivery of CollPlant’s Notice. In the event that LB provides CollPlant with a Matching Proposal within said period, CollPlant will be obligated to accept any Matching Proposal, and the Parties shall promptly (and in any event no later than forty-five (45) days following delivery of CollPlant’s Notice with respect to such Offer) enter into a definitive agreement on the terms set forth in the Matching Proposal.

(B)   In the event that LB does not furnish CollPlant with a Matching Proposal to the Offer within the fourteen (14) day period set forth above, or that CollPlant and LB do not enter into a definitive agreement within forty-five (45) days following delivery of CollPlant’s Notice with respect to such Offer, CollPlant shall be free to proceed with the transaction with the applicable Third Party based on such Offer, so long as such transaction is made on terms no more favorable to the Third Party than those set forth in the applicable CollPlant Notice.

(C)   Notwithstanding the foregoing, in the event that the transaction described in the applicable CollPlant’s Notice is not consummated within six (6) months from the date of CollPlant’s Notice, the ROFR process set forth above shall again apply with respect to the Option Product(s) that were the subject of the applicable CollPlant’s Notice. At all times during the ROFR Period, the ROFR shall apply with respect to all transactions for Option Products that are not then the subject of a CollPlant’s Notice to which the six (6) month period set forth above in this clause (C) applies.

-9- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(iii) LB undertakes to maintain in strict confidence the terms of any Offer provided to LB, and not to use any such terms except for the purpose of its evaluation whether to exercise the ROFR.

(iv) Prior to exercise of the Option or entry into a definitive agreement on the terms set forth in the Matching Proposal pursuant to Section 2.4(c)(ii)(A) for an Option Product, CollPlant shall be entitled to engage in research and development collaborations relating to such Option Product, at any time, as long as LB’s rights under the Option and ROFR are maintained in full with respect to such Option Product, and provided that CollPlant provides notice of any such collaborations to LB during the applicable Option Period or ROFR Period, as the case may be. The above obligations shall expire upon the lapse of the ROFR Period.

2.5. Exclusivity. Except pursuant to this Agreement or as otherwise permitted in Section 2.4(c)(iv), CollPlant shall not, and shall cause its Affiliates not to, in the Field in the Territory: (a) conduct, participate in, or enable or directly fund any research, development, or commercialization activities with respect to (i) any Products during the Term; or (ii) any Option Products prior to the expiration of the ROFR Period; or (b) license, authorize, or appoint or otherwise enable any Third Party to engage in any of the activities set forth in clause (a) of this Section 2.5 during the Term. Each Party acknowledges and agrees that (A) this Section 2.5 has been negotiated by the Parties, (B) the geographical and time limitations on activities set forth in this Section 2.5 are reasonable, valid and necessary in light of the Parties’ circumstances and necessary for the adequate protection of developing and commercializing Products and Option Products and (C) LB would not have entered into this Agreement without the protection afforded it by this Section 2.5. If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in this Section 2.5 are too broad or otherwise unreasonable under applicable Laws, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise this Section 2.5 to include the maximum restrictions allowable under applicable Laws.

ARTICLE 3

MANUFACTURING FACILITY

3.1. Collagen Manufacturing Facility. LB will build a facility, or engage a contract manufacturer to build a facility, suite or line, in the US for the manufacture of CollPlant’s Collagen and BioInk. The Parties will collaborate in the design and preparation for construction of the US Facility, and the implementation of the CollPlant Technology in the US Facility production line (the “US Facility Collaboration”). Notwithstanding anything to the contrary in this Agreement, LB will have final decision-making authority with respect to all aspects of the US Facility Design. For the avoidance of doubt, LB is not required under this Agreement to utilize under the License, or to implement in the US Facility, any improved, modified or enhanced versions of CollPlant’s Collagen or BioInk.

-10- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

3.2. Statement of Work. The respective obligations of the Parties relating to the US Facility Collaboration, including the US Facility Design, any criteria for confirmation or acceptance by LB of CollPlant’s deliverables in connection with the US Facility Design, the applicable schedule and the budget required for the performance of the US Facility Collaboration, will be set forth in the statement of work (the “SOW”). The SOW will be prepared and approved by the Parties within forty-five (45) days following the second anniversary of the Effective Date, or within forty-five (45) days of an earlier written request by LB, and will be based on the agreed scope of work and the initial budget attached hereto as Schedule 2 (the “Scope of Work”). The SOW will, when approved in writing by both Parties, automatically replace the Scope of Work and will be attached hereto as Schedule 2.

3.3. Changes to SOW. In the event that a Party wishes to propose a change to the SOW, such Party will present a written change request to the JSC. The request shall include the details of the proposed change, reasoning for the change and an assessment of the schedule for performance and related costs, and shall be considered by the JSC. Any change in the SOW will require the written consent of both Parties.

3.4. Performance of the SOW. The Parties shall perform their respective obligations under the SOW in accordance with the schedule therein set forth.

3.5. Pilot Facility Activities. Notwithstanding anything in this Agreement to the contrary, during the period commencing on the Effective Date and ending upon approval of the SOW in writing by both Parties pursuant to Section 3.2, LB shall have the right to (a) perform growing activity of genetically-engineered tobacco plants for biomass production in up to [***]; and (b) purify up to [***] per year of CollPlant’s Collagen for use in the development and manufacture of the Product.

ARTICLE 4

PRODUCT DEVELOPMENT

4.1. Development Plan.

(a) General. The Parties may from time to time collaborate in the development of the Product in the Field pursuant to one or more written development plan(s) mutually agreed by the Parties and appended to this Agreement by way of amendment (each such plan, a “Development Plan”). Any Development Plan will specify the respective obligations of the Parties for mutually-agreed development activities for the Product in the Field in the Territory and will include the applicable schedule and budget for performing each such development activity.

(b) Amendments. LB shall annually review and if necessary prepare an amendment to any then-current Development Plan. Any amendment of a Development Plan will be reviewed and discussed by the JSC, and approved by the Parties (if applicable) in accordance with the provisions of Section 14.1. Any amended Development Plan will reflect any mutually-agreed changes (including additions) to the development of the Product in the Field in the Territory. Once reviewed by and discussed at the JSC and approved by the Parties, an amended Development Plan will become effective and supersede the previous Development Plan as of the date of such approval.

(c) Performance. The Parties shall perform their respective development activities as set forth in Development Plans.

-11- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

4.2. Data Exchange and Use. Each Party shall be responsible for obtaining all governmental approvals and making all filings required by Laws for the purpose of providing applicable Information to the other Party required for the performance of a Development Plan.

4.3. Development Reports. Each Party shall provide the JSC with written reports detailing its development activities under any Development Plans and the results of such activities at least ten (10) days in advance of each scheduled JSC meeting. The Parties shall discuss the status, progress and results of such development activities at such scheduled JSC meetings.

4.4. Development Records. Each Party shall maintain complete, current and accurate records of all development activities conducted by it under any Development Plans, and all data and other Information resulting from such activities. Such records will fully and properly reflect all work done and results achieved in the performance of such development activities in good scientific manner appropriate for regulatory and patent purposes.

4.5. Compliance with Laws. Each Party shall conduct its activities under this Agreement in a good scientific manner and comply in all material respects with all Laws.

4.6. No Implied Obligations. CollPlant acknowledges and agrees that, except to the extent mutually agreed by the Parties in the SOW or in any Development Plan, LB shall not have any obligations, express or implied, to develop or commercialize the Product under this Agreement.

ARTICLE 5

GOVERNANCE

5.1. Joint Steering Committee; Task Force.

(a) Formation and Role. Within thirty (30) days after the Effective Date, the Parties shall establish a joint steering committee (the “JSC”). The role of the JSC shall be:

(i) to facilitate the activities contemplated by Section 2.1(c);

(ii)   to serve as a forum for the Parties to share information and discuss the US Facility Design,the US Facility Collaboration and progress toward production of an [***] of BioInk under the License in the United States;

(iii) to monitor the Parties’ performance of their respective activities under the SOW and any Development Plans;

(iv) to appoint a Task Force, whose role is to facilitate the Parties’ performance of their respective activities under the SOW and any Development Plans (the “Task Force”); the Task Force will report to the JSC. The JSC may, from time to time, replace members of the Task Force, provided that at all times the Task Force will be comprised of representatives of both Parties;

-12- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(v) to review and discuss any changes to the SOW proposed by either Party;

(vi) to review and discuss any proposed Development Plans and any performance of, and amendments or supplements to any Development Plan proposed by either Party;

(vii) to be provided progress updates in connection with the performance of this Agreement with respect to substantial performance milestones in the SOW and any Development Plans and as otherwise expressly set forth in this Agreement; and

(viii) to perform such other functions as appropriate to further the purposes of this Agreement, as expressly set forth in this Agreement or as mutually agreed by the Parties in writing.

The JSC has only the powers expressly assigned to it in this Section 5.1 and elsewhere in this Agreement. The JSC has no power to interpret, amend, modify, or waive compliance with this Agreement, the SOW or any Development Plans.

(b) Members. Each Party shall appoint two (2) representatives to the JSC, each of whom will be an officer or employee of such Party. The initial representatives of LB on the JSC shall be [***]. The initial representatives of CollPlant on the JSC shall be Yehiel Tal, CEO and Dr. Nadav Orr, VP R&D. The JSC may change its size from time to time by mutual written consent of its members, and each Party may replace its representatives at any time upon written notice to the other Party. If a JSC representative from either Party is unable to attend or participate in a meeting of the JSC, the Party who designated such representative may designate an appropriately qualified substitute representative for the meeting. The JSC will have a chairperson, who will be designated, on an annual basis, alternatively by CollPlant or LB.

(c) Meetings. The JSC shall meet as needed on an ad-hoc basis within thirty (30) days of the request of either Party, or upon such other timeframe as otherwise agreed by the Parties. The meetings shall be held via teleconferences or video conferences, unless otherwise agreed by the JSC with respect to a particular meeting.

(d) Decision Making. Actions to be taken by the JSC pursuant to Section 5.1(a) will be taken only following unanimous vote, with each Party having one (1) vote representing the views of its members.

ARTICLE 6

PROCURMENT OF BIOINK

6.1. Supply and Purchase of BioInk; Right to Use.

(a) LB will purchase BioInk (in methacrylated or non-methacrylated form, in LB’s discretion) from CollPlant, on a non-exclusive basis, solely for use in the development and manufacture of the Product, under the terms set forth in Schedule 5 (“BioInk Terms of Procurement”). Purchase of BioInk for any purpose or use other than as set forth above, shall be subject to good faith price negotiations between the Parties. Upon the request of LB, the Parties will enter into a customary quality agreement in a form reasonably acceptable to both Parties with respect to CollPlant’s supply of BioInk to LB under this Agreement, which may, among other things, specify certain regulatory compliance obligations with respect to such supply, including cGMP if applicable (the “Quality Agreement”). For the avoidance of doubt, except as set forth on Schedule 5 in connection with the binding period of any supply forecast provided by LB to CollPlant, LB shall not be required to purchase any particular quantities of BioInk under this Agreement.

-13- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(b) During the period commencing on the Effective Date and ending on the approval of the SOW by the Parties pursuant to Section 3.2, CollPlant will provide up to [***] of BioInk (in methacrylated or non-methacrylated form, in LB’s discretion) per year to LB pursuant to the BioInk Terms of Procurement free of charge.

ARTICLE 7

COMPENSATION

7.1. Cost of US Facility Collaboration; Development Plans. In consideration for the performance by CollPlant of its obligations under the SOW and any Development Plans in accordance with this Agreement, LB will reimburse CollPlant’s documented costs and expenses incurred in the performance of the SOW or the Development Plan, in accordance with the budget and payment schedule set forth in the SOW or such Development Plan, as applicable. LB shall not be required to pay any amounts in excess of the agreed budget(s) in the SOW or any Development Plan without its prior written agreement to a modification to such budget(s). CollPlant will invoice LB in accordance with the payment schedule set forth in the SOW or the applicable Development Plan, subject to the agreed budget set forth therein, and will provide at LB’s request reasonable documentation of any costs and expenses included on an invoice.

7.2. Upfront Payment. In consideration of the License, the Option, the ROFR, and the technology access and other rights granted to LB under this Agreement, LB shall pay to CollPlant a one-time upfront fee of five million US Dollars (US$5,000,000) (the “Upfront Payment”). This up-front payment will be made following LB’s receipt of invoice from CollPlant and within five (5) Business Days after the Effective Date.

7.3. Option Payments. In consideration for exercising its Option with respect to a particular Option Product, LB will pay to CollPlant a one-time non-refundable payment of three million US Dollars (US$3,000,000) for exercise of the Option (each, an “Option Payment”) (for a total payment of nine million US Dollars (US$9,000,000) in the aggregate, in the event that LB exercises its Option on all three Option Products). Each applicable Option Payment will be made following LB’s receipt of invoice from CollPlant and within five (5) Business Days after the delivery by LB to CollPlant of a Notice of Exercise.

-14- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

7.4. Milestone Payments. In addition to the payment set forth in Sections 7.1, 7.2, 7.3, 7.5 and 7.10, LB shall pay the following one-time milestone payments (each, a “Milestone Payment”) to CollPlant for the first achievement by LB or its Affiliate or Sublicensee of each milestone event indicated below:

Milestone Event	Milestone Payment, US$
US Facility Design Completion	5,000,000
Completion of production of aggregate [***] of BioInk by or on behalf of LB under the License in the United States	5,000,000
FDA approval of Marketing Approval for each Covered Product

5,000,000 each (i.e., one payment for each of lungs, [***], as applicable, for a total of up to 20,000,000 in the aggregate, if all of the Product and Option Products are Covered Products, approved by FDA)

LB shall provide notice to CollPlant of the first achievement of each milestone event indicated above within fifteen (15) days following such achievement. In each case, CollPlant shall provide LB with a corresponding invoice and LB shall pay to CollPlant the applicable milestone payment described above within forty-five (45) days after receipt of such invoice.

7.5. Royalties.

(a) Royalty Payments. In consideration of the License and the technology access and other rights granted to LB under this Agreement, on a Covered Product-by-Covered Product and country-by-country basis, LB will pay to CollPlant [***] for each Covered Product commercially sold, provided, transferred, assigned or conveyed (collectively “Sold”) by LB, its Affiliates or Sublicensees during the applicable Royalty Term for such Covered Product in the country in which such Covered Product is Sold (the “Royalty Payments”), regardless of the type and amount of consideration received for such Covered Product.

(b) Notwithstanding the foregoing, the following shall not be deemed Sold Covered Products, and shall not entitle CollPlant to receive Royalty Payments: sales, provision, transfers, assignments or conveyances of Covered Products by LB, its Affiliate or Sublicensee (i) for administration to patients enrolled in clinical trials or for other experimental or testing purposes, for promotional or test market purposes or for other similar non-commercial purposes, (ii) provided under compassionate use or on a named patient use basis, (iii) provided under expanded access or patient assistance programs, (iv) provided under a Compulsory License, or (v) to an Affiliate for resale, provided however that Royalty Payments will be payable with respect to resale by the Affiliate.

(c) Third Party Royalty Set-Off. If LB is required in its reasonable judgment to obtain a license from a Third Party under or to any Third Party Technology with respect to a Covered Product or its manufacture or use, and LB obtains such a license after good faith, arm’s length negotiations (the “Third Party License”), LB may reduce the Royalty Payments due with respect to such Covered Product. The Royalty Payment reduction shall be by the amount due under the Third Party License, provided, however, in no event shall the Royalty Payment owed to CollPlant with respect to any Covered Product be less than [***] of the Royalty Payment otherwise required to be paid pursuant to this Section 7.5 (i.e., no less than US[***]).

-15- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(d) Reports and Payments. Within [***] days following the end of each Calendar Quarter, commencing with the Calendar Quarter in which the First Commercial Sale of a Covered Product is made anywhere in the Territory, LB shall provide CollPlant with a report containing the following information for such Calendar Quarter, on a country-by-country and Covered Product-by-Covered Product basis: (i) the number of Covered Products Sold in the Territory, and (ii) an itemized calculation of Royalty Payments of the Covered Products Sold in the Territory showing deductions provided for in sub-section (c) above. Concurrent with the delivery of the applicable quarterly report, LB shall pay in US Dollars all amounts of Royalty Payments due to CollPlant pursuant to this Section 7.5 for such Calendar Quarter.

7.6. Payment Method; Late Payments. LB shall pay all amounts due hereunder in US Dollars within [***] days of receipt of the applicable invoice from CollPlant (except as otherwise expressly set forth in this Agreement) by wire transfer of immediately available funds into an account designated by CollPlant. If CollPlant does not receive payment of any sum due to it on or before the due date, simple interest will thereafter accrue on the sum due to CollPlant until the date of payment at the per annum rate of [***] over the then-current prime rate as reported in The Wall Street Journal or the maximum rate allowable by Laws, whichever is lower.

7.7. Records. Each Party shall keep (and shall ensure that its Sublicensees keep) such books, records and accounts as are required to determine, in accordance with applicable accounting standards, and this Agreement, the sums or credits due under this Agreement, including costs under the SOW or any Development Plans, Royalty Payments and number of Covered Products Sold.

7.8. Audits. Each Party shall retain (and shall ensure that its Sublicensees, as applicable, retain) all such books, records and accounts until the later of (a) [***] years after the end of the period to which such books, records and accounts pertain and (b) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Laws. Each Party may cause an independent certified public accountant, reasonably acceptable to the other Party, to have access during normal business hours, and upon reasonable prior written notice, to examine only those records of such other Party (and its Affiliates and Sublicensees) as may be reasonably necessary to determine, with respect to any calendar year ending not more than [***] years before the auditing Party’s request, the correctness or completeness of any periodic report or payment made by or to the audited Party under this Agreement. The audited Party may require such accounting firm to execute a reasonable confidentiality agreement with such Party prior to conducting the examination. The foregoing right of review may be exercised only once per year and only once with respect to each such periodic report and payment. Reports of the results of any such examination will be (a) limited to details of any discrepancies in the audited Party’s records relating to the applicable payment together with an explanation of the discrepancy and the circumstances giving rise to the discrepancy, (b) made available to both Parties, and (c) subject to Article 11 (Confidentiality). If the audit report concludes that (i) additional amounts were owed by LB, LB shall pay the additional amounts, with interest from the date originally due as provided in Section 7.6 or (ii) excess payments were made by LB, CollPlant shall reimburse such excess payments, with interest from the date when the original payment was made as provided in Section 7.6, in either case ((i) or (ii)), within thirty (30) days after the date on which such audit report is delivered to both Parties. The auditing Party shall bear the full cost of the performance of any such audit, unless such audit discloses a variance to the detriment of the auditing Party of more than ten percent (10%) from the amount of the original report, royalty or payment calculation, in which case the audited Party shall bear the full cost of the performance of such audit. The results of such audit will be final, absent manifest error.

-16- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

7.9. Taxes.

(a) Taxes on Income. Each Party shall pay all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

(b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by one Party to the other Party under this Agreement. To the extent a Party is required to deduct and withhold taxes on any payment to the other Party, it shall pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to the other Party an official tax certificate or other evidence of such withholding sufficient to enable the other Party to claim such payment of taxes. The other Party shall provide the deducting Party any tax forms that may be reasonably necessary in order for it to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

7.10. Payments to IIA. LB acknowledges that the Upfront Payment, the Option Payments and the Milestone Payments, on a Product-by-Product basis, payable by LB to CollPlant pursuant to this Article 7 (each, a “Covered Payment”) may, as a condition of the IIA Approval, each require CollPlant to make a corresponding payment to the IIA. CollPlant shall timely pay to the IIA in compliance with applicable Laws all such payments and all other payments payable to the IIA as a result of this Agreement or the consummation of the transactions contemplated hereby (collectively, “IIA Payments”). With respect to each Covered Payment paid by LB to CollPlant, CollPlant shall promptly provide documentation to LB of CollPlant’s payment of the corresponding IIA Payment to the IIA and the calculation of such payment. Within forty-five (45) days of receipt of documentation of CollPlant’s payment of an IIA Payment payable based solely on CollPlant’s receipt of a Covered Payment, LB shall reimburse CollPlant for the amount of such IIA Payment paid by CollPlant to the IIA; provided, however, that: (i) in no event shall LB’s reimbursement obligation for any IIA Payment exceed the applicable Reimbursement Cap with respect to the Covered Payment on which the IIA Payment was based; and (ii) in no event shall LB be required to make more than one reimbursement based on any Covered Payment. For the avoidance of doubt, LB shall not have any obligation to reimburse any IIA Payment that was not based solely on CollPlant’s receipt of a Covered Payment or any amounts to be paid to the IIA due to any disputes with the IIA in connection with the IIA Approval or this Agreement.

-17- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

ARTICLE 8

INTELLECTUAL PROPERTY MATTERS

8.1. Ownership of and Rights to Intellectual Property.

(a) As between the Parties, CollPlant is and shall remain the sole owner of the CollPlant Technology, and LB is and shall remain the sole owner of the LB Technology.

(b) CollPlant shall own all Collagen Improvements that are conceived, created and reduced to practice solely by any employee or contractor of CollPlant or CollPlant’s Affiliates during the Term (the “CollPlant Improvements”). CollPlant shall promptly notify LB, with respect to all CollPlant Improvements it conceives, creates or reduces to practice, and LB shall have the right but not the obligation to elect whether or not such CollPlant Improvements will be added to the CollPlant Know-How. In the event that LB so elects in writing to add certain CollPlant Improvements to the CollPlant Know-How, Schedule 3 to this Agreement shall be updated accordingly.

(c) LB shall own all Information that is conceived, created and/or reduced to practice (i) solely by any employee or contractor of LB or LB’s Affiliates during the Term, (ii) jointly by any employee or contractor of LB or LB’s Affiliates and any employee or contractor of CollPlant or CollPlant’s Affiliates during the Term, other than any Collagen Improvements, or (iii) solely by any employee or contractor of CollPlant or CollPlant’s Affiliates during the Term resulting from the performance of activities under the SOW or any Development Plan, other than any Collagen Improvements, including in each case ((i), (ii) and (iii)) all patent rights and other intellectual property rights in any of the foregoing (collectively, the “LB Improvements”). CollPlant agrees to assign and hereby assigns all of its right, title and interest in and to the LB Improvements to LB and agrees to execute such documents and perform such other acts as LB may reasonably request to obtain, perfect and enforce its rights to such LB Improvements and the assignment thereof. CollPlant shall promptly notify LB, with respect to all LB Improvements it conceives, creates or reduces to practice. LB Improvements shall be deemed Confidential Information of LB and not CollPlant under this Agreement.

(d) CollPlant and LB shall jointly own all Collagen Improvements that are jointly conceived, created and reduced to practice by any employee or contractor of CollPlant or CollPlant’s Affiliates and any employee or contractor of LB or LB’s Affiliates during the Term (“Joint Improvements”) and all Patents arising under this Section 8.1(d) shall be referred to as “Joint Patents.” Subject to the exclusive licenses specifically granted under this Agreement, CollPlant and LB each shall have the full right to use and to grant licenses under its interest in Joint Improvements and Joint Patents without any obligation to seek the consent of the other or to account for any profits made as a result of any such license.

-18- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

8.2. Cross Licenses of Certain Improvements.

(a)   CollPlant hereby grants to LB and its Affiliates an exclusive (subject to CollPlant’s rights set forth in this Agreement), perpetual, royalty-free, transferable (pursuant to Section 14.5) license, with the right to grant sublicenses, under and to CollPlant’s interest in the Joint Patents and Joint Improvements, to develop, have developed, make, have made, use, commercialize, sell, offer for sale, import and otherwise exploit Products in the Field in the Territory.

(b) LB hereby grants to CollPlant and its Affiliates a non-exclusive (and subject to LB’s rights set forth in this Agreement), perpetual, royalty-free, transferable (pursuant to Section 14.5) license, with the right to grant sublicenses, under and to (i) the Joint Patents and Joint Improvements, and (ii) any Collagen Improvements and BioInk Improvements that are conceived, created and reduced to practice solely by any employee or contractor of LB or LB’s Affiliates (or, in the case of BioInk Improvements, that are jointly conceived, created and reduced to practice by any employee or contractor of LB or LB’s Affiliates and any employee or contractor of CollPlant or CollPlant’s Affiliates) during the Term, in each case ((i) and (ii)) to the extent Controlled by LB, to practice the CollPlant Technology to develop, have developed, make, have made, use, commercialize, sell, offer for sale, import and otherwise exploit products (other than Products) outside the Field in the Territory.

8.3. Filing, Prosecution and Maintenance of Patents.

(a)   Subject to Section 8.3(b), CollPlant may prepare, file, prosecute and maintain all CollPlant Patents. CollPlant shall bear all costs incurred by CollPlant in connection with the preparation, filing, prosecution and maintenance of the CollPlant Patents. If requested by LB, CollPlant shall keep LB reasonably informed with regard to such preparation, filing, prosecution and maintenance of CollPlant Patents, including by providing LB with a copy of material communications to and from any patent authority regarding such CollPlant Patents, and by providing the drafts to LB of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for LB to review and comment thereon. CollPlant shall consider in good faith any comments of LB with respect to such drafts of CollPlant and with respect to strategies for filing and prosecuting the applicable Patent.

(b) If CollPlant decides anywhere in the Territory to abandon any CollPlant Patent or not to apply for an extension of any CollPlant Patent, including a supplementary protection certificate or equivalent thereof, LB may assume CollPlant’s rights and responsibilities under this Section 8.3 with respect to such CollPlant Patent in the Territory (the “Abandoned Patent”). If LB so elects to assume CollPlant’s rights and responsibilities, CollPlant shall assign all right, title and interest in the Abandoned Patent to LB and in connection with assuming such rights and responsibilities, LB may apply for any such extension (including a supplementary protection certificate or equivalent thereof) and LB may thereafter, at LB’s cost and expense, prosecute and maintain such Abandoned Patent in the applicable portion of the Territory. Such Abandoned Patent shall cease to be a CollPlant Patent under this Agreement.

-19- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(c) LB may prepare, file, prosecute and maintain all LB Patents. LB shall bear all costs incurred by LB in connection with the preparation, filing, prosecution and maintenance of any LB Patent. LB is free in its sole discretion to abandon any LB Patent, without any obligation to offer such Patents to CollPlant.

(d) The Parties shall share equally all costs incurred in connection with the preparation, filing, prosecution and maintenance of Joint Patents, unless otherwise agreed. The Parties shall discuss in good faith and seek to reach agreement as to which Party will take the lead in the preparation, filing, prosecution and maintenance of Joint Patents and on all other decisions pertaining to preparation, filing, prosecution and maintenance of Joint Patents. The prosecuting Party shall keep the non-prosecuting Party reasonably informed with regard to the preparation, filing, prosecution and maintenance of the Joint Patents, including by providing the non-prosecuting Party with a copy of material communications to and from any patent authority regarding any such Joint Patent, and by providing the drafts to the non-prosecuting Party of any material filings or responses to be made to such patent authorities sufficiently in advance of submitting such filings or responses so as to allow for a reasonable opportunity for the non-prosecuting Party to review and for the Parties to reach mutual agreement on the content of such filings or responses. In the event the Parties are unable to reach agreement on a decision regarding preparation, filing, prosecution or maintenance of any Joint Patent, then such dispute shall be resolved by a neutral expert, to be mutually selected by the Parties. The expert shall be a licensed patent attorney with at least ten (10) years of experience and expertise in the biologics industry, and shall not be any employee, director, shareholder, agent or current attorney of any Party or an Affiliate of either Party, or otherwise involved (whether by contract or otherwise) in the affairs of any Party or any Affiliate of either Party. The Parties shall have ten (10) days following selection of the expert to submit to the expert their proposals regarding the relevant decision regarding preparation, filing, prosecution and/or maintenance of the applicable Joint Patent, and each Party may discuss the matter with the expert. Within ten (10) days of receiving the proposals, the expert shall make a decision that it determines best accommodates the Parties’ respective interests, and shall, at the request of both Parties, provide a written rationale for such decision. The expert’s decision shall be final and shall be binding upon the Parties under this Agreement for purposes of such decision. The costs of the expert intervention (exclusive of the expense of a Party in preparing for and participating in the intervention, all of which shall be borne by such Party) shall be shared equally by the Parties. Notwithstanding the foregoing, if one Party decides to cease co-funding any of the prosecution and/or maintenance of any Joint Patent in a particular country, that Party shall notify the other Party in writing and offer the other Party the opportunity to assume or continue prosecution and/or maintenance with respect to such Joint Patent at the other Party’s sole discretion and expense and without obligation to seek input from the non-funding Party. If the other Party so elects to assume or continue prosecution and/or maintenance with respect to such Joint Patent, the non-funding Party shall assign all right, title and interest in such Joint Patent in such country to the other Party and the other Party shall bear all costs associated therewith.

-20- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(e) Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution and maintenance efforts under this Section 8.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution and/or maintenance. When a Party assumes the responsibilities for the prosecution and maintenance of a Patent under Section 8.3(b) or Section 8.3(d), the other Party shall promptly transfer to such Party the patent prosecution files for such Patent and provide reasonable assistance in the transfer of the prosecution and maintenance responsibilities.

8.4. Patent Enforcement in the Territory.

(a) Notification. If either Party becomes aware of any existing or threatened infringement of any of the CollPlant Patents, or Joint Patents in the Field in the Territory by a Third Party (any of the foregoing, a “Territory Infringement”), such Party shall promptly notify the other Party in writing to that effect and the Parties will consult with each other regarding any actions to be taken with respect to such Territory Infringement. Additionally if CollPlant becomes aware of any existing or threatened infringement of any of the LB Patents, CollPlant shall promptly notify LB in writing to that effect.

(b) Enforcement Rights. For any Territory Infringement, each Party shall share with the other Party all Information available to it regarding such actual or alleged infringement. CollPlant may bring an appropriate suit or other action against any Person engaged in Territory Infringement that does not relate to any Product in the Field, at CollPlant’s cost and expense; and LB may bring an appropriate suit or other action against any Person engaged in any other Territory Infringement, at LB’s cost and expense. The Party bringing suit shall have a period of ninety (90) days after its receipt or delivery of notice under Section 8.4(a) (or, if shorter, the period ending no later than fifteen (15) days prior to any deadline relating to loss of any rights with respect to the infringement) to elect to so enforce the Joint Patents, or CollPlant Patents, as applicable, against such Territory Infringement (or to settle or otherwise secure the abatement of such Territory Infringement). If the Party with the right to bring a suit fails or declines to commence such suit to enforce the applicable Joint Patents, or CollPlant Patents against such Territory Infringement or to settle or otherwise secure the abatement of such Territory Infringement within such period, then the other Party may commence a suit or take action to enforce such Joint Patents, or CollPlant Patents against such Territory Infringement at its own cost and expense. In this case, the Party that has failed or declined to bring a suit shall take appropriate actions to enable the other Party to commence such suit or take the actions set forth in the preceding sentence, at the other Party’s expense.

(c) Collaboration. Each Party shall provide to the enforcing Party reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, and shall seek consent of the other Party in any important aspects of such enforcement, including determination of litigation strategy and filing of material papers to the competent court, which consent will not be unreasonably withheld, conditioned or delayed. The non-enforcing Party may obtain separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.

-21- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(d) Settlement.

(i) LB shall not settle any claim, suit or action that it brought under Section 8.4(b) or any Patent Challenge under Section 8.6 in any manner that would negatively impact the applicable CollPlant Patents or Joint Patents or CollPlant’s rights thereunder, or that would limit or restrict the ability of CollPlant to practice the CollPlant Technology to develop, make, use, import, export, offer for sale, sell or otherwise commercialize products (other than Products) outside the Field anywhere in the Territory, without the prior written consent of CollPlant, which consent will not be unreasonably withheld, conditioned or delayed. Nothing in this Article 8 requires CollPlant to consent to any settlement that is reasonably anticipated by CollPlant to have a substantially adverse impact upon any CollPlant Patents or Joint Patent in the Territory, or on the practice of the CollPlant Technology for the development, manufacture, commercialization, use, import, export, offer for sale or sale of products (other than Products) outside the Field anywhere in the Territory.

(ii)   CollPlant shall not settle any claim, suit or action that it brought under Section 8.4(b) or any Patent Challenge under Section 8.6 in any manner that would negatively impact the applicable CollPlant Patents or Joint Patents or LB’s rights thereunder, or that would limit or restrict the ability of LB to develop, have developed, make, have made, use, have used, import, have imported, export, have exported, offer for sale, have offered for sale, sell, have sold, or otherwise commercialize or have commercialized the Product in the Field anywhere in the Territory, without the prior written consent of LB, which consent will not be unreasonably withheld, conditioned or delayed. Nothing in this Article 8 requires LB to consent to any settlement that is reasonably anticipated by LB to have a substantially adverse impact upon any CollPlant Patent or Joint Patent in the Territory, or on the development, manufacture, commercialization, use, import, export, offer for sale or sale of the Product in the Field anywhere in the Territory.

(e) Expenses and Recoveries. The enforcing Party bringing a claim, suit or action under Section 8.4(b) shall pay for any expenses incurred by such Party as a result of such claim, suit, or action. If such Party recovers monetary damages in such claim, suit or action, such recovery will be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (on a pro rata basis), and if, after such reimbursement, any funds shall remain from said recovery, then the enforcing Party shall receive an amount equal to [***] of such funds and the remaining [***] of such funds shall be retained by the other Party.

-22- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

8.5. Infringement of Third Party Rights in the Territory. Subject to Article 10, if a Product used or sold by LB, its Affiliates or Sublicensees under the License becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted by a jurisdiction within the Territory (each such claim or assertion a “Third Party Claim”), LB shall promptly notify CollPlant and the Parties shall agree on and enter into a common interest agreement, pursuant to which the Parties will agree to work toward their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the Third Party Claim and the appropriate course of action. LB shall have the first right (but not the obligation, except as set forth in Article 10) to defend any such Third Party Claim, at LB’s cost and expense; provided that the provisions of Section 8.4 govern the right of LB to assert a counterclaim of infringement of any CollPlant Patents or Joint Patents. Without limitation of the foregoing, if LB finds it necessary or desirable to join CollPlant as a party to any such action, the Parties shall cooperate to execute all papers and perform such acts as shall be reasonably required for CollPlant to join such action.

8.6. Invalidity or Unenforceability Defenses or Actions.

(a) Notices. Each Party shall promptly notify the other Party in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the CollPlant Patents or Joint Patents by a Third Party of which such Party becomes aware. CollPlant shall promptly notify LB in writing of any alleged or threatened assertion of invalidity or unenforceability of any of the LB Patents by a Third Party of which CollPlant becomes aware.

(b) Response. In the event that a Third Party challenges the validity or enforceability any of the CollPlant Patents or Joint Patents, regardless of the applicable procedure, including opposition, validity challenge, interference, re-examination, reissue, derivation, supplemental examination, post-grant review, inter-partes review, claim, declaratory judgment action or counterclaim or affirmative defense in an infringement suit brought under Section 8.4 (each, a “Patent Challenge”), CollPlant shall have the first right, but not the obligation, to: (a) defend and prosecute the Patent Challenge in its own name and on its own behalf, with CollPlant bearing all costs associated therewith; (b) to the extent applicable to the Patent Challenge and subject to LB’s rights under Section 8.4(b), ultimately enjoin infringement and collect damages, profits, and awards of whatever nature recoverable for such infringement, with CollPlant retaining all such recoveries, subject to Section 8.4(e), as applicable; and (c) settle the Patent Challenge, subject to Section 8.4(d); provided, however, that LB shall have the second right, but not the obligation, to take such actions at its own expense and in its own name with respect to a Patent Challenge if CollPlant chooses not to defend and prosecute such Patent Challenge. LB shall join any such Patent Challenge if necessary to avoid dismissal of the Patent Challenge. In all cases, CollPlant agrees to keep LB reasonably apprised of the status and progress of the Patent Challenge.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES; COVENANTS

9.1. Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Execution Date and as of the Effective Date as follows:

(a) Corporate Existence. It is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it was incorporated or formed;

-23- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(b) Corporate Power, Authority and Binding Agreement. (i) It has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject to enforcement of remedies under applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies;

(c) No Conflict. The execution and delivery of this Agreement, the performance of such Party’s obligations hereunder and the assignments, licenses and Sublicenses to be granted pursuant to this Agreement (i) do not conflict with or violate any requirement of Laws; (ii) do not conflict with or violate the certificate of incorporation, bylaws or other organizational documents of such Party; and (iii) do not conflict with, violate, breach or constitute a default under any contractual obligations of such Party or any of its Affiliates;

(d) Other Rights. Neither such Party nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any other Person obtaining any interest in, or that would give to any other Person any right to assert any claim in or with respect to, any of the other Party’s rights under this Agreement;

(e) No Consents Required. Other than IIA’s approval for the transactions set forth in this Agreement, as set forth in Section 14.18, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or regulatory authority is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement by it; and

(f) No Violation. Neither such Party nor any of its Affiliates is under any obligation to any Person, contractual or otherwise, that is in violation of the terms of this Agreement or that would impede the fulfillment of such Party’s obligations hereunder.

9.2. Additional Representations and Warranties of CollPlant. CollPlant represents and warrants to LB as follows:

(a) CollPlant is the sole and exclusive owner of the entire right, title and interest in the CollPlant Technology existing as of the Effective Date and is entitled to grant the rights and licenses specified in this Agreement. CollPlant has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the CollPlant Technology in a manner that conflicts with any rights granted to LB hereunder;

(b) To the best knowledge of CollPlant, there is no actual or threatened infringement of the CollPlant Patents in the Field in the Territory by any Third Party;

-24- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(c) The Patents set forth in Schedule 4 comprise all CollPlant Patents. Except as set forth in Schedule 4, the CollPlant Patents are subsisting and, to the best knowledge of CollPlant, are not unpatentable, invalid or unenforceable, in whole or in part; there are no claims, judgments or settlements against or amounts with respect thereto owed by CollPlant or any of its Affiliates relating to the CollPlant Patents; and no claim or litigation has been brought or threatened by any Third Party alleging same. Each of the CollPlant Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such CollPlant Patent is issued or such application is pending;

(d) There are no claims, judgments or settlements against or amounts with respect thereto owed by CollPlant or any of its Affiliates, or any pending or, to the best knowledge of CollPlant, threatened claims or litigation relating to the CollPlant Technology in the Territory;

(e) CollPlant has the rights to grant the licenses granted under this Agreement, and it has not granted any rights in the CollPlant Technology that are inconsistent with or that limit the rights granted to LB under this Agreement;

(f) CollPlant has not received prior to the Effective Date, with respect to the CollPlant Technology, any notice of infringement, violation or misappropriation of, or any written communication from or on behalf of any Person relating in any way to a possible infringement of, any Third Party patent rights or other intellectual property or proprietary rights by its or its Affiliates’ or licensees’ activities with respect to the CollPlant Technology prior to the Effective Date or the activities of either Party contemplated under this Agreement;

(g) (i) CollPlant has the right to use all CollPlant Technology as necessary to conduct the Scope of Work, and (ii) the use of the CollPlant Technology in the activities of either Party contemplated under this Agreement (x) is not subject to any license or agreement to which CollPlant or any of its Affiliates is a party, (y) does not and will not infringe any Patent or other intellectual property or proprietary right of any Person other than the Parties (provided that, in respect of use of any LB Technology in the activities contemplated under this Agreement, such representation and warranty is made only to CollPlant’s best knowledge), and (z) does not constitute or involve the misappropriation of trade secrets or other rights or property of any Person other than the Parties;

(h) CollPlant is the sole and exclusive owner of the CollPlant Technology and the CollPlant Technology has not been misappropriated from a Third Party;

(i) No Person other than CollPlant possesses any rights, title or interest in any technology that was created or developed pursuant to that certain Founders Agreement [***];

-25- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(j) The CollPlant Patents are being diligently prosecuted and maintained with the respective patent offices in accordance with Law, and to CollPlant’s best knowledge, have been filed and maintained properly and correctly and all applicable fees have been paid on or before the final date for payment (including permissible extensions);

(k) The CollPlant Know-How set forth in Schedule 3 comprises a reasonable summary of all CollPlant Know-How. The CollPlant Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality, and CollPlant and its Affiliates are not aware of any breach of such confidentiality by any Third Party;

(l) CollPlant has not failed to disclose to LB and to any relevant patent office any prior art or fact known to CollPlant that reasonably would be expected to cause any of the CollPlant Patents to be unpatentable, invalid or unenforceable;

(m) CollPlant shall not take any action that is reasonably likely to adversely affect the Option or the ROFR;

(n) All material adverse information with respect to the safety of the CollPlant Technology within the knowledge of CollPlant has been provided to LB prior to the Effective Date;

(o) All current and former officers, employees, agents and consultants of CollPlant or any of its Affiliates who are inventors of, or have otherwise contributed in a material manner to the creation or development of, the CollPlant Technology have executed and delivered to CollPlant or such Affiliate, and to CollPlant’s knowledge are not in violation of, an enforceable written agreement regarding the protection of proprietary information and containing a valid assignment to CollPlant or such Affiliate of the CollPlant Technology. All officers, employees, agents and consultants of CollPlant or any of its Affiliates who will participate in any activities pursuant to this Agreement shall have executed and delivered to CollPlant or its Affiliate such an agreement covering all such activities;

(p) Neither CollPlant nor any of its Affiliates has been debarred or is subject to debarment pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act, or is the subject of a conviction described in such section. CollPlant and its Affiliates have not employed or used a contractor or consultant that has employed, and in the future shall not employ or use any contractor or consultant that employs, any person debarred by the FDA (or subject to a similar sanction of a foreign equivalent), or any person which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of a foreign equivalent), in the conduct of its activities under this Agreement;

(q) CollPlant’s and its Affiliates’ manufacture, generation, processing, distribution, transport, treatment, storage, disposal and other handling of BioInk supplied to LB under this Agreement shall be in accordance with and conform to all Laws and applicable guidance documents promulgated by regulatory authorities, including those applicable to components of biological products, the standard of care usually and reasonably expected in the performance of similar services in the biopharmaceutical industry, and, if applicable, the Quality Agreement; and

-26- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(r) As of the Effective Date, this Agreement and all terms and conditions hereof, and all rights granted to LB herein, are in full compliance with the obligations of CollPlant to the IIA and with all applicable Laws of Israel.

9.3. Covenants. Each of CollPlant and its relevant Affiliates shall maintain in full force and effect all licenses, approvals, permits, registrations, qualifications and authorizations necessary to carry out and perform its obligations in the Territory. CollPlant and its Affiliates shall not (i) utilize any funding of the IIA or otherwise involve the IIA in conducting any activities under the SOW or any Development Plan, (ii) apply for additional IIA funding in respect of any know-how that is licensed, used or developed pursuant to this Agreement or that would otherwise affect the Parties’ rights or obligations under this Agreement, or (iii) except to the extent required by Law, disclose to the IIA the subject matter of the SOW or any Development Plan, in each case without LB’s prior written consent.

9.4. No Other Representations or Warranties. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL SUCH REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. THE PARTIES DISCLAIM ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF THE PRODUCT WILL BE SUCCESSFUL.

ARTICLE 10

INDEMNIFICATION

10.1. Indemnification by CollPlant. CollPlant shall, at its sole expense, defend, indemnify and hold LB, its Affiliates and its Sublicensees and their respective officers, directors, shareholders or owners, employees and agents (the “LB Indemnitees”) harmless from and against any and all Third Party claims, suits, proceedings, damages, losses, liabilities, costs, expenses (including court costs and reasonable attorneys’ fees and expenses) and recoveries (collectively, “Claims”) to the extent such Claims arise out of, are based on, or result from: (a) the development of the Product by, or by a Third Party on behalf of, CollPlant or its Affiliates; (b) the breach of any of CollPlant’s obligations under this Agreement, including CollPlant’s representations and warranties, covenants and agreements; or (c) the willful misconduct or negligent acts of CollPlant or its Affiliates, or their officers, directors, employees, or agents; except in each case (of (a), (b), and (c) above) to the extent that such Claim results from negligence or willful misconduct on the part of any of the LB Indemnitees or from the breach by LB of any warranty, representation, covenant or agreement made by it in this Agreement.

-27- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

10.2. Indemnification by LB. LB shall, at its sole expense, defend, indemnify and hold CollPlant and its Affiliates and their respective officers, directors, shareholders or owners, employees, and agents (the “CollPlant Indemnitees”) harmless from and against any and all Claims to the extent such Claims arise out of, are based on, or result from: (a) the development of the Product by, or by a Third Party on behalf of, LB, its Affiliates or its Sublicensees; (b) the manufacture of the Product by, or by a Third Party on behalf of, LB, its Affiliates or its Sublicensees; (c) the commercialization of the Product by, or by a Third Party on behalf of, LB, its Affiliates or its Sublicensees (including product liability and intellectual property infringement claims); (d) the breach of any of LB’s obligations under this Agreement, including LB’s representations and warranties, covenants and agreements; or (e) the willful misconduct or negligent acts of LB, its Affiliates or Sublicensees, or their officers, directors, employees, or agents; except in each case (of (a), (b), (c), (d), and (e) above) to the extent that such Claim results from negligence or willful misconduct on the part of any of the CollPlant Indemnitees or from the breach by CollPlant of any warranty, representation, covenant or agreement made by it in this Agreement.

10.3. Indemnification Procedures. The Party claiming indemnity under this Article 10 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of the applicable Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party may assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, conditioned or delayed, unless the settlement involves only the payment of money. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld, conditioned or delayed. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party will remain responsible to indemnify the Indemnified Party as provided in this Article 10.

10.4. Limitation of Liability. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT (A) THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTIONS 10.1 OR 10.2, (B) DAMAGES AVAILABLE FOR A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS IN ARTICLE 11, OR (C) DAMAGES TO THE EXTENT ARISING FROM OR RELATING TO WILLFUL MISCONDUCT OR FRAUDULENT ACTS OF A PARTY.

-28- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

10.5. Insurance. Each Party shall procure and maintain insurance, including product liability insurance, or shall self-insure, in each case in a manner adequate to cover its obligations under this Agreement and consistent with normal business practices of prudent companies similarly situated at all times during which the Product is being clinically tested or commercially distributed or sold and for a period of five (5) years after the last Product is sold. Each Party shall procure insurance or self-insure at its own expense. Such insurance does not create a limit of either Party’s liability with respect to its indemnification obligations under this Article 10. Each Party shall provide the other Party with written evidence of such insurance or self-insurance upon request. Each Party shall provide the other Party with written notice at least thirty (30) days before the cancellation, non-renewal or material change in such insurance.

ARTICLE 11

CONFIDENTIALITY

11.1. Confidentiality. During the Term and for a period of five (5) years following the expiration or termination of this Agreement, each Party agrees that it and its Affiliates shall, and if applicable, each Party shall cause its Sublicensees to, keep confidential and not publish or otherwise disclose and not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information furnished to it or its Affiliate by the other Party or its Affiliate pursuant to this Agreement, or otherwise designated under this Agreement as Confidential Information of the other Party, except to the extent expressly authorized by this Agreement or as otherwise agreed to in writing by the Parties. The foregoing confidentiality and non-use obligations do not apply to any portion of the other Party’s Confidential Information that a Party can demonstrate by competent written proof:

(a) was already known to such Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party or its Affiliate;

(b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the such Party or its Affiliate;

(c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of such Party or its Affiliate in breach of this Agreement;

(d) was disclosed to such Party or its Affiliate on a non-confidential basis by a Third Party who had a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party or its Affiliate; or

(e) was independently discovered or developed by such Party or its Affiliate without access to or aid, application or use of the other Party’s Confidential Information, as evidenced by a contemporaneous writing.

-29- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.2. Authorized Disclosure. Notwithstanding the obligations set forth in Section 11.1, each Party or its Affiliate may disclose the other Party’s Confidential Information to the extent:

 (a) such disclosure is reasonably necessary to comply with the requirements of regulatory authorities with respect to obtaining and maintaining regulatory approval of the Product;

(b) such disclosure is made to a patent authority as may be reasonably necessary for purposes of obtaining or enforcing a Patent in a manner that is not inconsistent with the terms of this Agreement; provided that reasonable measures shall be taken to assure confidential treatment of such information to the extent such protection is available;

(c) such disclosure is reasonably necessary to its Affiliates, officers, directors, employees, agents, advisors, consultants, contractors, existing or prospective sublicensees, attorneys, accountants, auditors, lenders, or insurers, in connection with performing its obligations or exercising its rights under this Agreement; provided that in each case, the recipients are bound by obligations of confidentiality and non-use substantially similar to those contained in this Agreement and having a minimum term of five (5) years;

(d) such disclosure is reasonably necessary to comply with Laws, including applicable securities laws, court order, administrative subpoena or other order; or

(e) such disclosure is made by LB for the purpose of identifying the technology and materials used in connection with the manufacture of the Products.

Notwithstanding the foregoing, if a Party or its Affiliate is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 11.2(d), such Party shall promptly notify the other Party of such required disclosure and, upon the other Party’s reasonable request, such Party and its Affiliates shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure.

11.3. Publicity; Terms of Agreement.

(a) The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Section 11.3. Except as set forth in Section 11.3(c), neither Party shall issue any public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except for any such disclosure that is, in the opinion of the disclosing Party’s counsel, required by Law, any regulatory authority (including filings with the Securities and Exchange Commission or other agency) or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is, in the opinion of its counsel, required by Law, any regulatory authority (including filings with the Securities and Exchange Commission or other agency) or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party shall submit the proposed disclosure in writing to the other Party as far in advance as reasonably practicable so as to provide a reasonable opportunity to comment thereon; provided, however, if a Party is required by Law, any regulatory authority (including filings with the Securities and Exchange Commission or other agency) or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted) to disclose this Agreement, such Party shall prepare a proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party may promptly (and in any event, no more than five (5) Business Days after receipt of such proposed redactions) provide its comments, which comments shall be considered in good faith by the Party required to make such disclosure.

-30- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(b) In addition, either Party may provide a copy of this Agreement (excluding the Scope of Work, the SOW and any Development Plan) if such disclosure is reasonably necessary to any bona fide potential or actual investor, acquirer, merger partner, or other financial or commercial partner for the sole purpose of evaluating an actual or potential investment, acquisition or other business relationship; provided that in each case, the recipients are bound by written obligations of confidentiality and non-use substantially similar to those contained in this Agreement and having a minimum term of five (5) years.

(c) The parties anticipate that either Party may desire to make a public announcement of the execution of this Agreement, or that the Parties may desire to make a joint public announcement of the execution of this Agreement. Any public announcement of the execution of this Agreement must be mutually agreed by the Parties prior to release.

(d) Except as expressly provided in this Agreement, neither Party shall mention or otherwise use the name, logo, or trademark of the other Party or any of its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, marketing and promotional material, or other form of publicity without the prior written approval of such other Party in each instance. The restrictions imposed by this Section 11.3(d) shall not prohibit either Party from making any disclosure identifying the other Party that is required by Law.

11.4. Return of Confidential Information. Except as otherwise set forth in this Agreement, upon termination of this Agreement, each Party will promptly return or lawfully destroy all of the other Party’s Confidential Information, including all reproductions and copies thereof in any medium, except that such Party may retain one copy for its legal files. Notwithstanding the foregoing, the receiving Party may retain any copies of the other Party’s Confidential Information, regardless of whether such copies are in original form: (a) included in any materials that document a decision not to proceed with a transaction with the disclosing Party, or otherwise to cease discussions or negotiations with the disclosing Party; (b) as may be required to comply with any applicable federal, state or local law, regulation or regulatory authority to which the receiving Party is subject; or (c) that are maintained as archive copies on the receiving Party’s disaster recovery and/or information technology backup systems; provided that such copies will be destroyed upon the normal expiration of the receiving Party’s backup files. The receiving Party will continue to be bound by the terms of this Agreement notwithstanding the return or destruction of the other Party’s Confidential Information, including with respect to any such Confidential Information retained in accordance with this Section 11.4.

11.5. Unauthorized Use. If either Party becomes aware or has knowledge of any unauthorized use or disclosure of the other Party’s Confidential Information, it will promptly notify the other Party of such unauthorized use or disclosure.

-31- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.6. Exclusive Property. All Confidential Information is the sole and exclusive property of the applicable Party and the permitted use thereof by the other Party will be in accordance with the licenses set forth in this Agreement and other rights granted by the applicable Party to the other Party as provided for in this Agreement.

ARTICLE 12

TERM AND TERMINATION

12.1. Term. Subject to and in accordance with Section 14.19, this Agreement becomes effective on the Effective Date, and, unless sooner terminated as specifically provided in this Agreement, continues in effect on a Covered Product-by-Covered Product and country-by-country basis until the expiration of the Royalty Term for such Covered Product in such country (the “Term”). Following the expiration pursuant to this Section 12.1 (and provided the Agreement has not been earlier terminated, in which case the provisions of Section 12.6 will apply), the licenses granted to LB in this Agreement shall continue on a fully paid-up, irrevocable basis.

12.2. Termination for Bankruptcy. Either Party shall have the right to terminate this Agreement in its entirety upon immediate written notice to the other Party in the event such other Party (a) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) makes a general assignment for the benefit of its creditors, (c) commences a voluntary case under the bankruptcy code of any country, (d) files a petition seeking to take advantage of any applicable Laws relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (e) fails to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the bankruptcy code of any country, (f) takes any corporate action for the purpose of effecting any of the foregoing, (g) has a proceeding or case commenced against it in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of all or any substantial part of its assets, or (iii) similar relief under the bankruptcy code of any country, or an order, judgment or decree approving any of the foregoing is entered and continues unstayed for a period of sixty (60) days, or (h) has an order for relief against it entered in an involuntary case under the bankruptcy code of any country.

12.3. Termination for Breach. Each Party (the “Non-Breaching Party”) may terminate this Agreement in its entirety or on a country-by-country basis immediately upon written notice to the other Party (the “Breaching Party”) if the Breaching Party materially breaches this Agreement and, after receiving written notice identifying such material breach in reasonable detail (a “Default Notice”), fails to cure such material breach within ninety (90) days after delivery of the Default Notice (or within forty-five (45) days after delivery of the Default Notice if such material breach is solely based on the Breaching Party’s failure to pay any amounts due hereunder) to the Breaching Party. Notwithstanding the foregoing, if the Breaching Party notifies the Non-Breaching Party that it believes in good faith that it has not committed a breach of this Agreement, then the applicable period prior to the Non-Breaching Party having the right to terminate this Agreement shall be tolled pending resolution of such dispute.

-32- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

12.4. Unilateral Termination by CollPlant.

(a) Without prejudice to any other rights CollPlant may have under this Agreement or at law or in equity, if LB, its Affiliates or Sublicensees directly claim or cause a Third Party to claim, or knowingly support a claim, as to the invalidity, unenforceability or unpatentability of a CollPlant Patent that Covers a Covered Product (other than (i) responding to infringement claims brought by CollPlant or its Affiliates or licensees, (ii) where such action is ordered by a court, patent office or other tribunal or is otherwise required by Law, or (iii) arguments made (including pursuant to any derivation proceedings) that distinguish the inventions claimed in the LB Patents from the inventions claimed in the CollPlant Patents) in relation to any activities under the licenses granted to LB under such CollPlant Patent under this Agreement, then CollPlant may immediately terminate all licenses and other rights granted to LB in this Agreement solely with respect to such challenged CollPlant Patent by delivery of a written notice to LB. Notwithstanding the foregoing, in the event that the party challenging the CollPlant Patent is a Sublicensee of LB, and LB (x) causes such Sublicensee to terminate the challenge proceeding promptly after LB becomes aware of such proceeding or (y) terminates its Sublicense with such Sublicensee promptly after LB becomes aware of such proceeding and does not grant another entity another Sublicense to the applicable CollPlant Patent, then this Section 12.4(a) shall not apply with respect to such challenge.

(b) If LB and its Affiliates and Sublicensees discontinue the development and commercialization of all Products for a period of at least one (1) year, and, after receiving written notice from CollPlant identifying such discontinuation fails to recommence any development or commercialization of any Products within sixty (60) days after delivery of such notice, then CollPlant may terminate this Agreement in its entirety, immediately upon delivery of a written notice to LB.

12.5. Unilateral Termination by LB. Notwithstanding any other provision of this Agreement, LB may (i) terminate this Agreement in its entirety for convenience, upon thirty (30) days’ written notice to CollPlant, or (ii) terminate its license and other rights under this Agreement with respect to any one or more CollPlant Patents, on a Patent-by-Patent and country-by-country basis, upon thirty (30) days’ written notice to CollPlant specifying the CollPlant Patent(s) that are subject to such termination.

12.6. Effects of Early Termination.

(a) Upon early termination of this Agreement in its entirety, or with respect to particular countries or jurisdictions in the Territory, the following will apply only with respect to the terminated countries or jurisdictions:

(i) Licenses. (a) All licenses granted to LB in this Agreement (with respect to this Agreement in its entirety or with respect to specific countries or jurisdictions, as applicable), including the License, shall expire with immediate effect; provided that all sublicenses granted by LB to any Sublicensee shall continue in full force and effect in accordance with their terms, to the extent related to the CollPlant Technology, as a direct license from CollPlant to the applicable Sublicensees and, to such extent, shall be assigned to and assumed by CollPlant; provided further that following termination of this Agreement by LB pursuant to Section 12.5, the foregoing proviso shall only apply if CollPlant consents to grant a direct license to the applicable Sublicensee, such consent not to be unreasonably withheld, delayed or conditioned; and (b) the license granted to CollPlant under Section 8.2(b) shall remain in full force and effect in perpetuity.

-33- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(ii)  Continuing Obligations. Each Party will not be relieved of any obligation that accrued prior to the effective date of such early termination, including LB’s payment obligations with respect to any Purchase Orders issued prior to the date of termination and fulfilled by CollPlant in accordance with this Agreement. All amounts due or payable to CollPlant that were accrued prior to the effective date of early termination will remain due and payable. No additional amounts will be payable based on events occurring after the effective date of termination; provided that the foregoing will not be deemed to limit either Party’s indemnification obligations under this Agreement for acts or omissions occurring prior to the effective date of such early termination that are the subject of such indemnification even if the indemnification amount cannot be accrued or determined as of the effective date of such early termination.

(iii) Retention of Payments. CollPlant will have the right to retain all amounts previously paid to CollPlant by LB and LB will have the right to retain all amounts previously paid to LB by CollPlant.

(iv) Remedies. Nothing in this Article 10 shall prejudice any rights that either Party may have to bring a claim for damages arising out of this Agreement and the termination thereof or any other amounts payable with respect to activities conducted prior to the effective date of such early termination.

12.7. Survival. Early termination or expiration of this Agreement will not affect rights or obligations of the Parties under this Agreement that have accrued before the date of early termination or expiration. Notwithstanding anything to the contrary contained in this Agreement, the following provisions will survive any expiration or early termination of this Agreement: Article 1 (Definitions) to the extent applicable, Section 2.3 (No Implied Licenses), Article 7 (Compensation) solely for payment obligations accrued prior to the date of termination or expiration, Article 8 (Intellectual Property Matters) to the extent applicable, Article 10 (Indemnification), Article 11 (Confidentiality), Article 12 (Term and Termination), Article 13 (Dispute Resolution) and Article 14 (Miscellaneous).

ARTICLE 13

DISPUTE RESOLUTION

13.1. Executive Officers. In the event of any disputes, controversies or differences between the Parties, arising out of, in relation to, or in connection with, this Agreement, including any alleged failure to perform or breach of this Agreement, or any issue relating to the validity, construction, interpretation, enforceability, performance, application or early termination of this Agreement (each, a “Dispute”), upon the written request of either Party, the Parties agree to meet and discuss in good faith an amicable resolution thereof, which good faith efforts shall include at least one in-person meeting between the Chief Executive Officers of each Party or their designees authorized to resolve such Dispute. If the Dispute is not resolved within thirty (30) days following the written request for amicable resolution, then either Party may pursue any available remedies at law or in equity.

-34- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

13.2. Equitable Relief. Notwithstanding Section 13.1, each Party acknowledges that its breach of Article 8 (Intellectual Property Matters) or Article 11 (Confidentiality) may cause irreparable harm to the other Party, which cannot be reasonably or adequately compensated by damages in an action at law. By reason thereof, each Party agrees that the other Party may, in addition to any other remedies it may have under this Agreement or otherwise, seek preliminary and permanent injunctive and other equitable relief from any court of competent jurisdiction to prevent or curtail any actual or threatened breach of Article 8 or Article 11 that is reasonably likely to cause it irreparable harm. In addition, notwithstanding Section 13.1 and without limiting Section 13.4, to the fullest extent provided by Law, either Party may bring an action in any court of competent jurisdiction for injunctive relief (or any other provisional remedy).

13.3. No Limitation of Remedies. Each Party shall be free to seek (without restriction as to the number of times it may seek) damages, costs and remedies that may be available under Laws or in equity and shall be entitled to offset the amount of any damages and costs obtained in a final determination of monetary damages or costs (as permitted by this Agreement) against the other Party against any amounts otherwise due to such other Party under this Agreement. It is understood and agreed that either Party shall be entitled to seek specific performance as a remedy to enforce the provisions of this Article 13, in addition to any other remedy to which such Party may be entitled by Laws. Nothing in this Article 13 shall be deemed to limit any remedy to which either Party may be entitled by Laws.

13.4. Governing Law; Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of Delaware, without giving effect to any choice of law principles that would require the application of the laws of a different state. Each Party irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware for the purposes of any action arising out of this Agreement. Each Party agrees to commence any such action either in the state courts of Delaware or the United States District Court for the District of Delaware. Each Party further agrees that service of any process, summons, notice or document by certified mail to such Party’s respective address set forth in Section 14.3 shall be effective service of process for any action in Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 13.4. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Agreement in the state or federal courts of Delaware, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.

-35- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

ARTICLE 14

MISCELLANEOUS

14.1. Entire Agreement; Amendment. This Agreement, including the Schedules hereto, together with the SOW, any Development Plans and any other documents delivered pursuant hereto or thereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties and their Affiliates with respect to the subject matter hereof and supersedes, as of the Execution Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including the Non-Binding Term Sheet entered into between the Parties and dated June 14, 2018. For the avoidance of doubt, the Three Way Confidential Information Agreement dated February 27, 2018 by and among CollPlant, 3D Systems Corporation and LB (the “CDA”) shall remain in full force and effect and shall continue to govern any exchanges of information between the Parties between the Execution Date and the Effective Date, including the material terms of this Agreement; provided, however, that, from and after the Effective Date, in the event of any conflict between the terms and condition of this Agreement and any term or condition of the CDA, this Agreement shall control as between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties with respect to the subject matter of this Agreement other than as are set forth in this Agreement and its appendices. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

14.2. Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure and the non-performing Party promptly provides notice of the prevention to the other Party. Such excuse will continue for so long as the condition constituting force majeure continues and the nonperforming Party takes all commercially reasonable efforts within its power to remove the condition, to comply with its obligations under this Agreement and to mitigate possible damages. For purposes of this Agreement, force majeure means conditions beyond the control of the applicable Party, including an act of God, war, civil commotion, terrorist act, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, and storm or like catastrophe. Notwithstanding the foregoing, except in the case of a force majeure event that directly prohibits or otherwise directly prevents a Party from performing its payment obligations under this Agreement, a Party will not be excused from making payments owed hereunder because of a force majeure affecting such Party. If a force majeure persists for more than ninety (90) days, then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement to mitigate the delays caused by such force majeure. Any such modification or termination of this Agreement shall be effective only upon mutual written agreement of the Parties.

14.3. Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement, and will be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 14.3, and will be deemed to have been given for all purposes (a) when received, including receipt of a facsimile, or (b) two (2) Business Days after deposit with an internationally-recognized overnight courier, delivery charges prepaid.

If to CollPlant:	3 Pinchas Sapir St.
Ness Ziona, Israel Attn: Yehiel Tal, CEO Fax: +972-3-2325602

-36- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

With copies to (which will not constitute notice):

Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. Attn: Gene Kleinhendler, Adv. Hili Cohen, Adv. Fax: +972-3-6074411

If to LB:	[***]

With copies to (which will not constitute notice):

[***]

14.4. No Strict Construction; Interpretation; Headings. The language in this Agreement is to be construed in all cases according to its fair meaning. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, and the use of any gender applies to all genders. The word “or” is used in the disjunctive sense and the word “and” is used in the conjunctive sense. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The terms “including,” “include,” or “includes” mean including, without limiting the generality of any description preceding such term. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in this Agreement or in such agreement, instrument or other document), (ii) any reference to any Laws will be construed as referring to such Laws as from time to time are enacted, repealed or amended, (iii) any reference to any person will be construed to include the person’s successors and permitted assigns, (iv) the words “hereof,” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (v) any reference to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, (vi) all references to Sections or Schedules will be construed to refer to Sections and Schedules to this Agreement, and all Schedules to this Agreement shall be deemed to be a part of this Agreement as if set forth in full herein, (vii) the word “days” means calendar days unless otherwise specified, and (viii) the words “copy” and “copies” and words of similar import when used in this Agreement include, to the extent available, electronic copies, files or databases containing the information, files, items, documents or materials to which such words apply. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

-37- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

14.5. Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent to any of its Affiliates or to a Third Party successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction. Any successor or assignee of rights or obligations permitted hereunder will, in a writing to the other Party, expressly assume performance of such rights or obligations. Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.5 is null, void and of no legal effect.

14.6. Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement is a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.7. Further Assurances and Actions. Each Party, upon the request of the other Party, whether before or after the Effective Date and without further consideration, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney, instruments and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement, and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement. The Parties agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary to consummate or implement expeditiously the transactions contemplated by this Agreement.

14.8. Severability. Each of the provisions contained in this Agreement will be severable, and the unenforceability of one will not affect the enforceability of any others or of the remainder of this Agreement. If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held to be invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement will not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties will be enforceable to the fullest extent permitted by Law.

-38- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

14.9. No Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver, delay or the failure of any Party to enforce or exercise any term, condition or part of this Agreement at any time or in any one or more instances will not be deemed to be or construed as a waiver of the same or any other term, condition or part, nor will it forfeit any rights, power or privilege to future enforcement thereof. No single or partial exercise of any right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Laws, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing signed by the other Party; (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Laws or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.

14.10. Relationship of the Parties. Neither Party will have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employee. No employee or representative of a Party will have any authority to bind or obligate the other Party for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, CollPlant’s legal relationship to LB under this Agreement will be that of independent contractor. This Agreement is not a partnership agreement. Nothing in this Agreement will be construed to establish a relationship of partners or joint ventures between the Parties. The relationship between LB and CollPlant does not constitute a partnership, joint venture, or agency. Neither LB nor CollPlant shall make any statements, representations, or commitments of any kind, or take any action that is binding on the other, without the prior written consent of the other Party.

14.11. Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement gives either Party the power or authority to act for, bind or commit the other Party in any way. Nothing in this Agreement creates the relationship of partners, principal and agent, or joint-venture partners.

14.12. English Language. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. Any formal notices referred to in this Agreement, plans and safety and related summary reports, and any progress and sales reports will, in each case be written in the English language.

14.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument. Each Party may execute this Agreement by facsimile transmission or in AdobeTM Portable Document Format (“PDF”) sent by electronic mail. In addition, facsimile or PDF signatures of authorized signatories of a Party will be deemed to be original signatures and will be valid and binding, and delivery of a facsimile or PDF signature by a Party will constitute due execution and delivery of this Agreement.

-39- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

14.14. Schedules. The disclosure of any matter in any Section of or on any Schedule to this Agreement will only be deemed to be a disclosure for the Section or subsection of this Agreement to which it corresponds in number, unless the applicability of such Schedule to any other Section is readily apparent. The disclosure of any matter in any Schedule to this Agreement will expressly not be deemed to (a) constitute an admission by either Party, or (b) imply that any such matter is material for purposes of this Agreement.

14.15. Non-Solicitation of Employees. During the Term, neither Party may, directly or indirectly, recruit or solicit any employee of the other Party who became known to the other Party through contact or interactions for negotiating or performing this Agreement, without the prior written consent of the other Party. For purposes of the foregoing, “recruit” or “solicit” shall exclude: (a) circumstances where an employee of a Party initiates contact with the other Party solely on its own with regard to possible employment without being encouraged, suggested or otherwise induced to make such contact by the other Party; (b) general solicitations of employment not specifically targeted at employees of a Party, including responses to general advertisements; and (c) hiring any individual who so initiates contact with such Party or responds to such generalized solicitations.

14.16. Expenses. Each Party will bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and, except as set forth in this Agreement, the performance of the obligations contemplated hereby.

14.17. Registration of Agreement. LB shall take all reasonable and necessary steps to register this Agreement in any country where such registration is required to permit the transfer of funds and/or payment of royalties to CollPlant hereunder or is otherwise required by a governmental authority or Laws of such country to effectuate or carry out this Agreement. Notwithstanding anything contained in this Agreement to the contrary, LB shall not be relieved of any of its obligations under this Agreement by any failure to register this Agreement in any country, and, specifically, LB shall not be relieved of its obligation to make any payment due to CollPlant hereunder where such payment is blocked due to any failure to register this Agreement.

14.18. Approval by IIA. CollPlant shall use best efforts to obtain, as promptly as practicable, all approvals from the IIA required to permit CollPlant to validly execute, deliver and perform all terms and conditions of, and to grant all rights granted to LB in, this Agreement in the form executed by the Parties on the Execution Date, without any modification or amendment hereto (“IIA Approval”). CollPlant shall provide a copy of the IIA Approval and a certified English translation thereof to LB promptly upon receipt thereof from the IIA.

14.19. Effectiveness of Agreement. Notwithstanding anything to the contrary in this Agreement, the terms and provisions of Articles 1 (to the extent necessary to enforce, interpret or carry out the purposes of this Section 14.19), 9, 10, 13 and 14 (other than Sections 14.2, 14.15 and 14.17), and Sections 2.3, 2.5, 11.3, 12.3 and 12.7 (but, in the case of Section 12.7, only with respect to the provisions specified in this Section 14.19 to be in effect as of the Execution Date), are the only terms and provisions of this Agreement that are in force and effect and binding on the Parties as of the Execution Date. The other terms and provisions of this Agreement, including the payment obligations of LB in Article 7, shall not come into force or effect, or in any way become binding upon either of the Parties, unless the following conditions have been satisfied: (a) LB has, in its sole discretion, provided written notice to CollPlant that it accepts the IIA Approval in the form obtained by CollPlant from IIA within three (3) Business Days of CollPlant providing a copy and certified English translation of the IIA Approval to LB pursuant to Section 14.18, (b) the representations and warranties of CollPlant in Article 9 continue to be accurate in all respects and (c) the Parties have agreed in writing on the maximum portion of each of the IIA Payments for which reimbursement will be required to be paid based on the corresponding Covered Payment (expressed as a percentage of such Covered Payment) that LB will be required to reimburse pursuant to Section 7.10 (with respect to each Covered Payment, the “Reimbursement Cap”) (collectively ((a), (b) and (c)), the “Effectiveness Conditions”). If CollPlant satisfies the Effectiveness Conditions, then CollPlant shall provide to LB a written certification from an officer of CollPlant that CollPlant’s representations and warranties in Article 9 are accurate in all respects as of the date of such certification (the “Certification Notice”). The “Effective Date” means the date, if any, on which CollPlant has satisfied the Effectiveness Conditions and delivers the Certification Notice to LB. If the Effective Date occurs, then all such other terms and provisions of this Agreement shall come into force and effect and become binding on the Parties on the Effective Date. At any time prior to the Effectiveness Conditions having been met and CollPlant having delivered the Certification Notice to LB, LB shall have the right in LB’s discretion, upon written notice to CollPlant, to terminate this Agreement with immediate effect, and upon such notice of termination, with the sole exception of any provisions of this Agreement that survive termination as expressly set forth above in this Section 14.19, this Agreement, all terms and provisions hereof and the transactions contemplated hereby shall be rescinded and become null and void in their entirety at such time, and neither Party shall have any further obligation to the other Party whatsoever in relation to this Agreement.

[remainder of this page intentionally left blank]

-40- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized officers as of the Execution Date.

Lung Biotechnology PBC		CollPlant Ltd.

By:	/s/ Martine Rothblatt	By:
	Name: Martine Rothblatt		Name:
	Title: Chairman and CEO		Title:

[Signature Page to License, Development and Commercialization Agreement]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

In Witness Whereof, the Parties have caused this Agreement to be executed by their duly authorized officers as of the Execution Date.

Lung Biotechnology PBC		CollPlant Ltd.

By:		By:	/s/ Yehiel Tal	/s/ Eran Rotem
	Name: Martine Rothblatt		Name: Yehiel Tal	Eran Rotem
	Title: Chairman and CEO		Title: CEO	Deputy CEO & CFO

[Signature Page to License, Development and Commercialization Agreement]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Schedule 1

Specifications

[***]

-i- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-ii- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-iii- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-iv- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Schedule 2

Scope of Work; SOW

[***]

-v- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-vi- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-vii- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-viii- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-ix- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-x- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Schedule 3

CollPlant Know-How

[***]

-xi- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Schedule 4

CollPlant Patents

[***]

-xii- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-xiii- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-xiv- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

-xv- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Schedule 5

 BioInk Terms of Procurement

[***]

-xvi- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-xvii- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

[***]

-xviii- [***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.